Exhibit 99.1

1 North Brentwood Boulevard	Phone: 314.854.8000
15th Floor	Fax: 314.854.8003
St. Louis, Missouri 63105
www.Belden.com
News Release

Belden Reports Record Revenues and EPS for Full Year 2022 and Strong Results for Fourth Quarter 2022

St. Louis, Missouri – February 8, 2023 - Belden Inc. (NYSE: BDC) (the “Company”), a leading global supplier of network infrastructure solutions, today reported fiscal fourth quarter and full year results for the period ended December 31, 2022.

“Belden delivered another strong quarter of continued growth with expanding margins. For the full year 2022, we achieved both record revenues and record EPS. I am proud of how our teams navigated this challenging year by focusing on customer success and business outcomes. Our strength in 2022 was broad-based, demonstrating the strong secular growth trends benefiting our strategically positioned portfolio. For the full year, revenues grew 16% organically with improved profitability and expanded margins. We continue to invest our capital strategically in new product innovation, selective bolt-on acquisitions, and share repurchases. Our balance sheet is strong, as we ended the year with net leverage of 1.0x, down from 2.1x a year ago,” said Roel Vestjens, President and CEO of Belden Inc.

Fourth Quarter 2022

GAAP revenues for the quarter totaled $659 million, increasing $47 million, or 8%, compared to $612 million in the year-ago period. Organic year-over-year growth for the quarter was 12%, with Industrial Automation Solutions at 18% and Enterprise Solutions at 6%. Net income was $61 million, compared to $80 million in the year-ago period. Net income as a percentage of revenue was 9.3%, compared to 13.1% in the year-ago period. EPS totaled $1.40 for the quarter, compared to $1.76 in the year-ago period.

Adjusted revenues for the quarter totaled $659 million, increasing $48 million, or 8%, compared to $611 million in the year-ago period. Adjusted EBITDA was $115 million, increasing $14 million, or 14%, compared to $101 million in the year-ago period. Adjusted EBITDA margin was 17.4%, up 90 bps, compared to 16.5% in the year-ago period. Adjusted EPS was $1.75, increasing 35% compared to $1.30 in the year-ago period. Adjusted results are non-GAAP measures, and a non-GAAP reconciliation table is provided as an appendix to this release.

Full Year 2022

GAAP and Adjusted revenues for the year totaled a record $2.606 billion, increasing $305 million, or 13%, compared to $2.301 billion in the prior year. Organic growth for the year was 16%, with Industrial Automation Solutions at 19% and Enterprise Solutions at 13%. Net income was $268 million, compared to $199 million in the prior year. Net income as a percentage of revenue was 10.3%, compared to 8.6% in the prior year. EPS totaled an annual record $6.01, compared to $4.37 in the prior year, up 38%.

Adjusted EBITDA was $444 million, increasing $72 million, or 19%, compared to $372 million in the prior year. Adjusted EBITDA margin was 17.0%, up 90 bps, compared to 16.1% in the year-ago period. Adjusted EPS was an annual record $6.41, increasing 35% compared to $4.75 in the prior year.

Outlook

“2022 was a record year for Belden with growth across the business. While macro conditions remain uncertain as we enter 2023, our portfolio is designed to deliver organic growth in excess of GDP. We are confident in our ability to execute our strategy and generate sustainable, long-term shareholder value. Our transformed portfolio aligns Belden with key long-term secular trends that have lengthy investment cycles. Investments in automation, reshoring, increased connectivity, increasing bandwidth usage, and network upgrades all bode well for Belden to produce sustainable earnings growth. We ended 2022 with low leverage and significant liquidity, which will allow us to invest in future organic and inorganic growth opportunities. After record performance in 2022, we are confident in our ability to deliver at least $8.00 of adjusted EPS by 2025,” said Mr. Vestjens.

The table below provides guidance for both the full year 2023, as well as the first quarter of 2023.

Full Year 2023:
•Revenues between $2.670 billion and $2.720 billion
•Organic growth between 3% and 5%
•GAAP EPS between $5.73 and $6.13
•Adjusted EPS between $6.60 and $7.00

First Quarter 2023:
•Revenues between $615 million and $630 million
•Organic growth between 3% and 6%
•GAAP EPS between $1.29 and $1.39
•Adjusted EPS between $1.50 and $1.60

Earnings Conference Call

Management will host a conference call today at 8:30 am ET to discuss results. The listen-only audio of the conference call will be broadcast live via the Internet at https://investor.belden.com. The dial-in number for participants is 888-394-8218 with confirmation code 2705002. A replay of this conference call will remain accessible in the investor relations section of the Company’s website for a limited time.

Net Income, Earnings per Share (EPS), Net Leverage, and Organic Growth

All references to net income and EPS within this earnings release refer to income from continuing operations and income from continuing operations per diluted share attributable to Belden stockholders, respectively. Net leverage is calculated as (A) total debt less cash and cash equivalents divided by (B) the sum of trailing twelve months Adjusted EBITDA plus trailing twelve months stock-based compensation expense. Organic growth is calculated as the change in revenues excluding the impacts of changes in currency exchange rates and copper prices, as well as acquisitions and divestitures.

BELDEN INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021

	(In thousands, except per share data)
Revenues	$659,072	$611,959	$2,606,485	$2,301,260
Cost of sales	(412,594)	(404,030)	(1,690,196)	(1,529,417)
Gross profit	246,478	207,929	916,289	771,843
Selling, general and administrative expenses	(129,889)	(108,485)	(448,636)	(378,027)
Research and development expenses	(28,599)	(22,117)	(104,350)	(90,227)
Amortization of intangibles	(9,761)	(7,685)	(37,860)	(30,630)
Asset impairments	—	—	—	(9,283)
Gain on sale of asset	—	—	37,891	—
Operating income	78,229	69,642	363,334	263,676
Interest expense, net	(7,984)	(16,061)	(43,554)	(62,693)
Loss on debt extinguishment	—	—	(6,392)	(5,715)
Non-operating pension benefit	1,709	1,355	4,005	4,476
Gain on sale of note receivable	—	27,036	—	27,036
Income from continuing operations before taxes	71,954	81,972	317,393	226,780
Income tax expense	(10,631)	(1,506)	(49,645)	(27,939)
Income from continuing operations	61,323	80,466	267,748	198,841
Loss from discontinued operations, net of tax	—	(132,039)	(3,685)	(136,384)
Gain (loss) on disposal of discontinued operations, net of tax	692	1,860	(9,241)	1,860
Net income (loss)	62,015	(49,713)	254,822	64,317
Less: Net income attributable to noncontrolling interest	48	56	159	392
Net income (loss) attributable to Belden stockholders	$61,967	$(49,769)	$254,663	$63,925

Weighted average number of common shares and equivalents:
Basic	42,819	44,927	43,845	44,802
Diluted	43,705	45,729	44,537	45,361

Basic income (loss) per share attributable to Belden stockholders:
Continuing operations	$1.43	$1.79	$6.10	$4.43
Discontinued operations	—	(2.94)	(0.08)	(3.04)
Disposal of discontinued operations	0.02	0.04	(0.21)	0.04
Net income (loss)	$1.45	$(1.11)	$5.81	$1.43

Diluted income (loss) per share attributable to Belden stockholders:
Continuing operations	$1.40	$1.76	$6.01	$4.37
Discontinued operations	—	(2.94)	(0.08)	(3.04)
Disposal of discontinued operations	0.02	0.04	(0.21)	0.04
Net income (loss)	$1.42	$(1.11)	$5.72	$1.41

Common stock dividends declared per share	$0.05	$0.05	$0.20	$0.20

BELDEN INC.
OPERATING SEGMENT INFORMATION
(Unaudited)

	Enterprise Solutions	Industrial Automation Solutions	Total Segments

	(In thousands, except percentages)

For the three months ended December 31, 2022
Segment Revenues	$303,403	$355,669	$659,072
Segment EBITDA	42,699	70,436	113,135
Segment EBITDA margin	14.1%	19.8%	17.2%
Depreciation expense	6,173	6,053	12,226
Amortization of intangibles	4,544	5,217	9,761
Amortization of software development intangible assets	2	1,017	1,019
Severance, restructuring, and acquisition integration costs	1,595	950	2,545
Adjustments related to acquisitions and divestitures	8,684	596	9,280

For the three months ended December 31, 2021
Segment Revenues	$294,312	$316,295	$610,607
Segment EBITDA	39,806	59,662	99,468
Segment EBITDA margin	13.5%	18.9%	16.3%
Depreciation expense	5,613	5,489	11,102
Amortization of intangibles	4,393	3,292	7,685
Amortization of software development intangible assets	22	392	414
Severance, restructuring, and acquisition integration costs	6,044	5,284	11,328
Adjustments related to acquisitions and divestitures	—	(750)	(750)

For the twelve months ended December 31, 2022
Segment Revenues	$1,198,478	$1,408,007	$2,606,485
Segment EBITDA	161,517	277,079	438,596
Segment EBITDA margin	13.5%	19.7%	16.8%
Depreciation expense	23,387	23,282	46,669
Amortization of intangibles	17,595	20,265	37,860
Amortization of software development intangible assets	54	3,821	3,875
Severance, restructuring, and acquisition integration costs	9,200	7,485	16,685
Adjustments related to acquisitions and divestitures	5,589	2,244	7,833

For the twelve months ended December 31, 2021
Segment Revenues	$1,074,426	$1,226,834	$2,301,260
Segment EBITDA	144,509	222,684	367,193
Segment EBITDA margin	13.4%	18.2%	16.0%
Depreciation expense	21,627	21,446	43,073
Amortization of intangibles	17,595	13,035	30,630
Amortization of software development intangible assets	94	1,485	1,579
Severance, restructuring, and acquisition integration costs	13,800	10,067	23,867
Adjustments related to acquisitions and divestitures	(7,052)	2,017	(5,035)
Asset impairments	—	9,283	9,283

BELDEN INC.
OPERATING SEGMENT RECONCILIATION TO CONSOLIDATED RESULTS
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021

	(In thousands)
Total Segment Revenues	$659,072	$610,607	$2,606,485	$2,301,260
Adjustments related to acquisitions	—	1,352	—	—
Consolidated Revenues	$659,072	$611,959	$2,606,485	$2,301,260

Total Segment EBITDA	$113,135	$99,468	$438,596	$367,193
Total non-operating pension benefit	1,709	1,355	4,005	4,476
Non-operating pension settlement loss	235	—	1,189	—
Eliminations	(75)	(47)	(231)	(120)
Consolidated Adjusted EBITDA (1)	115,004	100,776	443,559	371,549
Depreciation expense	(12,226)	(11,102)	(46,669)	(43,073)
Amortization of intangibles	(9,761)	(7,685)	(37,860)	(30,630)
Adjustments related to acquisitions and divestitures	(9,280)	750	(7,833)	5,035
Interest expense, net	(7,984)	(16,061)	(43,554)	(62,693)
Severance, restructuring, and acquisition integration costs	(2,545)	(11,328)	(16,685)	(23,867)
Amortization of software development intangible assets	(1,019)	(414)	(3,875)	(1,579)
Non-operating pension settlement loss	(235)	—	(1,189)	—
Loss on debt extinguishment	—	—	(6,392)	(5,715)
Asset impairments	—	—	—	(9,283)
Gain on sale of asset	—	—	37,891	—
Gain on sale of note receivable	—	27,036	—	27,036
Income from continuing operations before taxes	$71,954	$81,972	$317,393	$226,780

(1)Consolidated Adjusted EBITDA is a non-GAAP measure. See Reconciliation of Non-GAAP Measures for additional information.

BELDEN INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
 (Unaudited)

	December 31, 2022	December 31, 2021
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$687,676	$641,563
Receivables, net	440,102	383,444
Inventories, net	341,563	345,203
Other current assets	66,866	58,283
Assets of discontinued operations	—	449,152
Total current assets	1,536,207	1,877,645
Property, plant and equipment, less accumulated depreciation	381,864	343,564
Operating lease right-of-use assets	73,376	75,571
Goodwill	862,253	821,448
Intangible assets, less accumulated amortization	246,830	238,155
Deferred income taxes	14,642	31,736
Other long-lived assets	46,503	29,558
	$3,161,675	$3,417,677

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$350,058	$377,765
Accrued liabilities	289,861	278,108
Liabilities of discontinued operations	—	96,993
Total current liabilities	639,919	752,866
Long-term debt	1,161,176	1,459,991
Postretirement benefits	67,828	120,997
Deferred income taxes	58,582	51,113
Long-term operating lease liabilities	59,250	61,967
Other long-term liabilities	30,970	14,661
Stockholders’ equity:
Common stock	503	503
Additional paid-in capital	825,669	833,627
Retained earnings	751,522	505,717
Accumulated other comprehensive loss	(5,871)	(70,566)
Treasury stock	(428,812)	(313,994)
Total Belden stockholders’ equity	1,143,011	955,287
Noncontrolling interests	939	795
Total stockholders’ equity	1,143,950	956,082
	$3,161,675	$3,417,677

BELDEN INC.
CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
(Unaudited)

	Twelve Months Ended
	December 31, 2022	December 31, 2021

	(In thousands)
Cash flows from operating activities:
Net income	$254,822	$64,316
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	88,738	87,988
Share-based compensation	23,676	24,871
Loss on debt extinguishment	6,392	5,715
Goodwill and other asset impairment	—	140,461
Deferred income tax expense (benefit)	(627)	3,575
Gain on sale of asset	(37,891)	—
Changes in operating assets and liabilities, net of the effects of currency exchange rate changes, acquired businesses and disposals:
Receivables	(33,605)	(119,012)
Inventories	5,558	(92,984)
Accounts payable	(20,595)	135,666
Accrued liabilities	(5,416)	61,241
Income taxes	2,335	(6,448)
Other assets	2,881	(12,692)
Other liabilities	(4,972)	(20,642)
Net cash provided by operating activities	281,296	272,055
Cash flows from investing activities:
Proceeds from disposal of businesses, net of cash sold	334,574	45,735
Proceeds from disposal of tangible assets	43,534	30,234
Purchase of intangible assets	—	(3,650)
Cash used for acquisitions and investments, net of cash acquired	(104,603)	(73,340)
Capital expenditures	(105,094)	(90,982)
Net cash provided by (used for) investing activities	168,411	(92,003)
Cash flows from financing activities:
Payments under borrowing arrangements	(230,639)	(360,304)
Payments under share repurchase program	(150,000)	—
Cash dividends paid	(8,949)	(9,056)
Withholding tax payments for share-based payment awards	(7,186)	(5,570)
Payments under financing lease obligations	(157)	(3,151)
Debt issuance costs paid	—	(8,173)
Payments to noncontrolling interest holders	—	(2,682)
Proceeds from issuance of common stock	3,717	—
Borrowings under credit arrangements	—	356,010
Net cash used for financing activities	(393,214)	(32,926)
Effect of foreign currency exchange rate changes on cash and cash equivalents	(12,574)	(5,363)
Increase in cash and cash equivalents	43,919	141,763
Cash and cash equivalents, beginning of period	643,757	501,994
Cash and cash equivalents, end of period	$687,676	$643,757
The Condensed Consolidated Cash Flow Statement includes the results of discontinued operations up to the disposal date, February 22, 2022.

BELDEN INC.
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States, we provide non-GAAP operating results adjusted for certain items, including: asset impairments; accelerated depreciation expense due to plant consolidation activities; purchase accounting effects related to acquisitions, such as the adjustment of acquired inventory and deferred revenue to fair value and transaction costs; severance, restructuring, and acquisition integration costs; gains (losses) recognized on the disposal of businesses and tangible assets; amortization of intangible assets; gains (losses) on debt extinguishment; certain revenues and gains (losses) from patent settlements; discontinued operations; and other costs. We adjust for the items listed above in all periods presented, unless the impact is clearly immaterial to our financial statements. When we calculate the tax effect of the adjustments, we include all current and deferred income tax expense commensurate with the adjusted measure of pre-tax profitability.
We utilize the adjusted results to review our ongoing operations without the effect of these adjustments and for comparison to budgeted operating results. We believe the adjusted results are useful to investors because they help them compare our results to previous periods and provide important insights into underlying trends in the business and how management oversees our business operations on a day-to-day basis. As an example, we adjust for the purchase accounting effect of recording deferred revenue at fair value in order to reflect the revenues that would have otherwise been recorded by acquired businesses had they remained as independent entities. We believe this presentation is useful in evaluating the underlying performance of acquired companies. Similarly, we adjust for other acquisition-related expenses, such as amortization of intangibles and other impacts of fair value adjustments because they generally are not related to the acquired business' core business performance. As an additional example, we exclude the costs of restructuring programs, which can occur from time to time for our current businesses and/or recently acquired businesses. We exclude the costs in calculating adjusted results to allow us and investors to evaluate the performance of the business based upon its expected ongoing operating structure. We believe the adjusted measures, accompanied by the disclosure of the costs of these programs, provides valuable insight.
Adjusted results should be considered only in conjunction with results reported according to accounting principles generally accepted in the United States.

	Three Months Ended		Twelve Months Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021

	(In thousands, except percentages and per share amounts)
GAAP revenues	$659,072	$611,959	$2,606,485	$2,301,260
Adjustments related to acquisitions	—	(1,352)	—	—
Adjusted revenues	$659,072	$610,607	$2,606,485	$2,301,260

GAAP gross profit	$246,478	$207,929	$916,289	$771,843
Severance, restructuring, and acquisition integration costs	1,317	7,002	10,088	11,308
Amortization of software development intangible assets	1,019	414	3,875	1,579
Adjustments related to acquisitions and divestitures	—	(1,352)	1,648	2,349
Adjusted gross profit	$248,814	$213,993	$931,900	$787,079

GAAP gross profit margin	37.4%	34.0%	35.2%	33.5%
Adjusted gross profit margin	37.8%	35.0%	35.8%	34.2%

GAAP selling, general and administrative expenses	$(129,890)	$(108,485)	$(448,637)	$(378,027)
Severance, restructuring, and acquisition integration costs	1,228	4,326	6,597	12,559
Adjustments related to acquisitions and divestitures	9,280	602	7,833	(7,384)
Adjusted selling, general and administrative expenses	$(119,382)	$(103,557)	$(434,207)	$(372,852)

GAAP and adjusted research and development expenses	$(28,599)	$(22,117)	$(104,350)	$(90,227)

GAAP income from continuing operations	$61,323	$80,466	$267,748	$198,841
Interest expense, net	7,984	16,061	43,554	62,693
Income tax expense	10,631	1,506	49,645	27,939
Loss on debt extinguishment	—	—	6,392	5,715
Non-operating pension settlement loss	235	—	1,189	—
Gain on sale of note receivable	—	(27,036)	—	(27,036)
Total non-operating adjustments	18,850	(9,469)	100,780	69,311

Asset impairments	—	—	—	9,283
Severance, restructuring, and acquisition integration costs	2,545	11,328	16,685	23,867
Amortization of intangible assets	9,761	7,685	37,860	30,630
Amortization of software development intangible assets	1,019	414	3,875	1,579
Adjustments related to acquisitions and divestitures	9,280	(750)	7,833	(5,035)
Gain on sale of asset	—	—	(37,891)	—
Total operating income adjustments	22,605	18,677	28,362	60,324
Depreciation expense	12,226	11,102	46,669	43,073

Adjusted EBITDA	$115,004	$100,776	$443,559	$371,549

GAAP income from continuing operations margin	9.3%	13.1%	10.3%	8.6%
Adjusted EBITDA margin	17.4%	16.5%	17.0%	16.1%

GAAP income from continuing operations	$61,323	$80,466	$267,748	$198,841
Less: Net income attributable to noncontrolling interest	48	56	159	392
GAAP net income from continuing operations attributable to Belden stockholders	$61,275	$80,410	$267,589	$198,449

GAAP income from continuing operations	$61,323	$80,466	$267,748	$198,841
Plus: Operating income adjustments from above	22,605	18,677	28,362	60,324
Plus: Loss on debt extinguishment	—	—	6,392	5,715
Plus: Non-operating pension settlement loss	235	—	1,189	—
Less: Gain on sale of note receivable	—	27,036	—	27,036
Less: Net income attributable to noncontrolling interest	48	56	159	392
Less: Tax effect of adjustments above	7,809	12,595	18,169	21,957
Adjusted net income from continuing operations attributable to Belden stockholders	$76,306	$59,456	$285,363	$215,495

GAAP income from continuing operations per diluted share attributable to Belden stockholders (EPS)	$1.40	$1.76	$6.01	$4.37
Adjusted income from continuing operations per diluted share attributable to Belden stockholders (Adjusted EPS)	$1.75	$1.30	$6.41	$4.75

GAAP and adjusted diluted weighted average shares	43,705	45,729	44,537	45,361

BELDEN INC.
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)
We define free cash flow, which is a non-GAAP financial measure, as net cash from operating activities adjusted for capital expenditures net of the proceeds from the disposal of tangible assets. We believe free cash flow provides useful information to investors regarding our ability to generate cash from business operations that is available for acquisitions and other investments, service of debt principal, dividends and share repurchases. We use free cash flow, as defined, as one financial measure to monitor and evaluate performance and liquidity. Non-GAAP financial measures should be considered only in conjunction with financial measures reported according to accounting principles generally accepted in the United States. Our definition of free cash flow may differ from definitions used by other companies.

	Three Months Ended		Twelve Months Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021

	(In thousands)
GAAP net cash provided by operating activities	$202,496	$170,136	$281,296	$272,055
Capital expenditures	(54,844)	(35,413)	(105,094)	(90,982)
Proceeds from disposal of assets	—	26,985	43,534	30,234
Non-GAAP free cash flow	$147,652	$161,708	$219,736	$211,307

BELDEN INC.
RECONCILIATION OF NON-GAAP MEASURES
2023 Guidance

	Year Ended	Three Months Ended
	December 31, 2023	April 2, 2023

	(In thousands)
GAAP income from continuing operations per diluted share attributable to Belden common stockholders	$5.73 - $6.13	$1.29 - $1.39
Amortization of intangible assets	0.69	0.18
Severance, restructuring, and acquisition integration costs	0.16	0.02
Adjustments related to acquisitions and divestitures	0.02	0.01
Adjusted income from continuing operations per diluted share attributable to Belden common stockholders	$6.60 - $7.00	$1.50 - $1.60

Our guidance is based upon information currently available regarding events and conditions that will impact our future operating results. In particular, our results are subject to the factors listed under "Forward-Looking Statements" in this release. In addition, our actual results are likely to be impacted by other additional events for which information is not available, such as asset impairments, adjustments related to acquisitions and divestitures, severance, restructuring, and acquisition integration costs, gains (losses) recognized on the disposal of assets, gains (losses) on debt extinguishment, discontinued operations, and other gains (losses) related to events or conditions that are not yet known. Such information is not available for our 2025 fiscal year, and therefore we are unable to estimate 2025 GAAP income from continuing operations per diluted share attributable to Belden common stockholders.

Forward-Looking Statements

This release contains, and any statements made by us concerning the subject matter of this release contain, forward-looking statements, including our expectations for the first quarter and full year 2023 and adjusted EPS for 2025. Forward-looking statements also include any statements regarding future financial performance (including revenues, growth, expenses, earnings, margins, cash flows, dividends, capital expenditures and financial condition), plans and objectives, and related assumptions. In some cases these statements are identifiable through the use of words such as “anticipate,” “believe,” “estimate,” “forecast,” “guide,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would” and similar expressions. Forward-looking statements reflect management’s current beliefs and expectations and are not guarantees of future performance. Actual results may differ materially from those suggested by any forward-looking statements for a number of reasons, including, without limitation: the impact of disruptions in the global supply chain, including the inability to obtain raw materials and components in sufficient quantities on commercially reasonable terms; the lack of certainty as to the duration and magnitude of the impact of COVID-19 and the economic recovery from that impact; foreign and domestic political, economic and other uncertainties, including changes in currency exchange rates; the impact of a challenging global economy or a downturn in served markets; the inability to successfully complete and integrate acquisitions in furtherance of the Company’s strategic plan; difficulty in forecasting revenue due to the unpredictable timing of orders related to customer projects as well as the impacts of channel inventory; inflation and changes in the price and availability of raw materials leading to higher input and labor costs; the inability to execute and realize the expected benefits from strategic initiatives (including revenue growth, cost control, and productivity improvement programs); the inability to retain key employees; the increased influence of chief information officers on purchasing decisions; disruptions in the Company’s information systems including due to cyber-attacks leading to exposures of personally identifiable information; changes in tax laws and variability in the Company’s quarterly and annual effective tax rates; the competitiveness of the global markets in which we operate; the presence of substitute products in the marketplace; the increased prevalence of cloud computing; the inability of the Company to develop and introduce new products and competitive responses to our products; the inability to achieve our strategic priorities in emerging markets; the impact of changes in global tariffs and trade agreements; volatility in credit and foreign exchange markets; the presence of activists proposing certain actions by the Company; perceived or actual product failures; risks related to the use of open source software; disruption of, or changes in, the Company’s key distribution channels; assertions that the Company violates the intellectual property of others and the ownership of intellectual property by competitors and others that prevents the use of that intellectual property by the Company; the impact of regulatory requirements and other legal compliance issues; the impairment of goodwill and other intangible assets and the resulting impact on financial performance; disruptions and increased costs attendant to collective bargaining groups and other labor matters; and other factors.

For a more complete discussion of risk factors, please see our Annual Report on Form 10-K for the period ended December 31, 2021, filed with the SEC on February 15, 2022. Although the content of this release represents our best judgment as of the date of this report based on information currently available and reasonable assumptions, we give no assurances that the expectations will prove to be accurate. Deviations from the expectations may be material. For these reasons, Belden cautions readers to not place undue reliance on these forward-looking statements, which speak only as of the date made. Belden disclaims any duty to update any forward-looking statements as a result of new information, future developments, or otherwise, except as required by law.

About Belden

Belden Inc. delivers the infrastructure that makes the digital journey simpler, smarter and secure. We’re moving beyond connectivity, from what we make to what we make possible through a performance-driven portfolio, forward-thinking expertise and purpose-built solutions. With a legacy of quality and reliability spanning 120-plus years, we have a strong foundation to continue building the future. We are headquartered in St. Louis and have manufacturing capabilities in North America, Europe, Asia, and Africa. For more information, visit us at www.belden.com; follow us on Facebook, LinkedIn and Twitter.

Contact:
Belden Investor Relations
Aaron Reddington, CFA
(317) 219-9359
Investor.Relations@Belden.com